Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 22, 2013, except for Note 11, as to which the date is April 22, 2013, in Amendment No. 3 to the Registration Statement on Form S-11 (Registration No. 333-187450) and related prospectus of American Residential Properties, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Phoenix, Arizona

May 7, 2013